SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 2, 2004

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Suite 1200 Atlanta Georgia 30328
(Address of Principal Executive Offices)

(770) 829-3700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

On June 1, 2004, Beazer Homes USA, Inc. (the “Company”) issued two press releases, one announcing that it has increased and extended its existing bank credit facility and one announcing that the Company intends to offer approximately $150 million of convertible notes to qualified institutional buyers. Copies of both press releases are attached hereto as exhibits 99.1 and 99.2, and a copy of the credit agreement is attached hereto as exhibit 10.1. For additional information, please refer to these exhibits.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits

10.1         Amended and restated Credit Agreement dated as of May 28, 2004 between the Company and Bank One, NA as Agent, Guaranty Bank, BNP Paribas and Wachovia Bank, National Association as Syndication Agents, The Royal Bank of Scotland plc as Documentation Agent, SunTrust Bank, PNC Bank, National Association and Washington Mutual Bank, FA as Managing Agents, Comerica Bank and Key Bank National Association as Co-Agents, and Banc One Capital Markets, Inc., as Lead Arranger and Sole Bookrunner.

99.1         Press release issued June 1, 2004 announcing that the Company has increased and extended its existing bank credit facility.

99.2         Press release issued June 1, 2004 announcing that the Company intends to offer approximately $150 million of convertible notes to qualified institutional buyers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: June 2, 2004	By:	/s/ James O’Leary
James O’Leary
Executive Vice President and Chief Financial Officer